UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20459

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: March 24, 2011

(Date of earliest event reported)

LTC PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland	1-11314	71-0720518
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No)

2829 Townsgate Road, Suite 350

Westlake Village, CA  91361

(Address of principal executive offices)

(805) 981-8655

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events

The Company issued a notice of redemption on March 24, 2011 of 3,536,530 shares of the Company’s 8.0% Series F Cumulative Preferred Stock representing all of the total number of outstanding shares of the Series F Cumulative Preferred Stock.  The redemption date will be April 25, 2011 and the redemption price will be $25.00 per share plus accrued and unpaid dividends for a total of $25.1333 per share. The normal dividend payment declared on March 21, 2011, for Series F Preferred Stock shareholders of record on April 1, 2011 will be made in the usual manner on April 15, 2011.

Item 9.01. — Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

None.

(b) Pro Forma Financial Information

None.

(d) Exhibits.

99.1                           Press Release issued March 23, 2011.

99.2                           Notice Of Redemption To the Holders of LTC Properties, Inc. 8.0% Series F Cumulative Preferred Stock

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LTC PROPERTIES, INC.

Dated: March 24, 2011	By:	/s/ WENDY L. SIMPSON
Wendy L. Simpson
CEO & President